EXHIBIT 4.5

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR APPLICABLE BLUE SKY LAWS.

         THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.

No. ____

                          COMMON STOCK PURCHASE WARRANT

                 For the Purchase of ____ Shares of Common Stock

                                       of

                             SMARTSERV ONLINE, INC.

                            (a Delaware corporation)

1.       Warrant.
         -------

                  THIS CERTIFIES THAT, in exchange for due consideration, the sufficiency of which is hereby acknowledged, paid by or on behalf of _________ (the "Holder"), as registered owner of this Warrant, to SMARTSERV ONLINE, INC. (the "Company"), the Holder is entitled, at any time and from time to time during the period commencing on ___ _, ___, and expiring on and after 5:00 p.m., New York time on ___ __, ____ (the "Exercise Period"), to subscribe for, purchase and receive, in whole or in part, up to ________ (______) shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. This Warrant is initially exercisable as to each share of Common Stock covered thereby at ________ ($______) per share (the "Exercise Price"). The term "Exercise Price" shall mean the initial exercise price or such exercise price, as adjusted in the manner provided herein, depending on the context.

2.       Exercise.
         --------

                  In order to exercise this Warrant, the exercise form attached hereto must be duly executed, completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the shares of the Common Stock being purchased. If the rights represented hereby shall not be exercised on or before the end of the Exercise Period, this Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

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3.       Restrictions on Transfer; Registration of Transfers.
         ---------------------------------------------------

                  3.1 Restrictions on Transfer. The registered Holder of this Warrant, by its acceptance hereof, agrees that prior to any proposed transfer of any Warrants or any securities purchased upon exercise of the Warrants, if such transfer is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), the Warrant holder will, if requested by the Company, deliver to the Company:

                  (i) an opinion of counsel reasonably satisfactory in form and substance to the Company that the Warrants or the securities purchased upon exercise of the Warrants may be transferred without registration under the Act;

                  (ii) an agreement by the proposed transferee to the impression of the restrictive investment legend set forth below on the Warrant or the securities to be received;

                  (iii) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the securities purchased upon exercise of the Warrants; and

                  (iv) an agreement by such transferee to be bound by the provisions of this Section 3 relating to the transfer of such Warrant or the securities purchased upon exercise of such Warrant.

                  Each Warrant holder agrees that each Warrant and each certificate representing securities purchased upon exercise of this Warrant shall bear a legend as follows unless such securities have been registered under the Act:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act or applicable blue sky laws."

                  3.2 Registration of Transfers. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer the number of Warrants specified in the assignment form on the books of the Company and shall execute and deliver a new warrant or warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by such assignment.

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4.       New Warrants to be Issued.
         -------------------------

                  4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any required transfer tax, the Company shall cause to be delivered to the Holder without charge a new warrant or new warrants of like tenor with this Warrant in the name of the Holder evidencing the right to purchase, in the aggregate, the remaining number of underlying shares of Common Stock purchasable hereunder after giving effect to any such partial exercise or assignment.

                  4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of an indemnification in favor of the Company, reasonably satisfactory to it, the Company shall execute and deliver a new warrant of like tenor and date. Any such new warrants executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute an additional contractual obligation on the part of the Company.

5.       Adjustments to Exercise Price and Number of Securities.
         ------------------------------------------------------

                  5.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  5.2 Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full number obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  5.3 Recapitalization. For the purpose of this Warrant, the term "Common Stock" shall also mean any other class of stock resulting from successive changes or reclassifications of Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  5.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder(s) a supplemental warrant providing that the holder of each warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of

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

Common Stock of the Company for which such warrants might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrants shall provide for adjustments which shall be identical to the adjustments provided in Section 5. The above provision of this Section shall similarly apply to successive consolidations or mergers.

                  5.5 Redemption of Warrants. This Warrant cannot be redeemed by the Company without the prior written consent of the Holder.

                  5.6 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise in full of this Warrant declare a non-cash dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value other than cash, the Holder of this Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that it would have been entitled to receive at the time of such dividend or distribution as if the Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 5.6.

                  5.7 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.

6.       Reservation.
         -----------

                  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable.

7.       Certain Notice Requirements.
         ---------------------------

                  7.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrant and its exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall

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

give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

                  7.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

                  7.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to
Section 5 hereof, send notice to the Holders of such event and change (the "Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's Chief Executive Officer and Treasurer.

                  7.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly given or made when hand delivered, or when delivered by responsible overnight courier:

                      (i)      If to the registered Holder of this Warrant, to:

                               -------------
                               -------------
                               -------------
                               -------------


                      (ii)     if to the Company, to:

                               SmartServ Online, Inc.
                               Metro Center
                               One Station Place
                               Stamford, CT 06902
                               Attention: Chief Executive Officer

Either of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 7.4.

8.       Miscellaneous.
         -------------

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

                  8.1 Amendments. The Company and the Holder may from time to time supplement or amend this Warrant without the approval of any other Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which the Company deems shall not adversely affect the interest of the Holder. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

                  8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

                  8.3 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                  8.4 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

                  8.5 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of laws. Any action, proceeding or claim against the Company or the Holder arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of Connecticut or of the United States of America for the Federal District of Connecticut, and the Company and the Holder irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover from the other party all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

                  8.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the __ day of ___ , ___.

                                               SMARTSERV ONLINE, INC.


                                               By:______________________________
                                                  Name: Thomas W. Haller
                                                  Title:  Vice President

Form to be used to exercise Warrant:

SMARTSERV ONLINE, INC.
Metro Center
One Station Place
Stamford, CT 06902

Date: __________________

                  The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase __________ shares of Common Stock of SmartServ Online, Inc. and hereby makes payment of $_____________ (at the rate of $______________ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.


                                                            --------------------
                                                            Signature

                                                            --------------------
                                                            Signature Guaranteed


                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
    ----------------------------------------------------------------------------
                            (Print in Block Letters)

Address
       -------------------------------------------------------------------------

                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.


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Form to be used to assign Warrant:

                                   ASSIGNMENT

                  (To be executed by the registered Holder to effect a transfer of the within Warrant):

                  FOR VALUE RECEIVED, ________________________________ does
hereby sell, assign and transfer unto __________________________ the right to purchase ____________ shares of Common Stock of SmartServ Online, Inc. (the "Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________


                                                            --------------------
                                                            Signature

                                                            --------------------
                                                            Signature Guaranteed

                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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